Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 24, 2013 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Medtronic, Inc.’s Annual Report on Form 10-K for the fiscal year ended April 26, 2013.

/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
October 25, 2013